Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment 1 of this Registration Statement on Form S-1 of Noranda Aluminum Holding Corporation of our report dated March 24, 2008 relating to the 2007 and 2005 financial statements of Gramercy Alumina LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New Orleans, Louisiana
June 13, 2008